UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 3, 2023

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	The Nasdaq Stock Market LLC
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	The Nasdaq Stock Market LLC
6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2023, Gladstone Commercial Corporation, a Maryland corporation (the “Company”), and its operating partnership, Gladstone Commercial Limited Partnership, a majority-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into an At-the-Market Equity Offering Sales Agreement (the “Sales Agreement”) with BofA Securities, Inc., Goldman Sachs & Co. LLC, Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc. and Fifth Third Securities, Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”), pursuant to which the Company may sell shares of its common stock, par value $0.001 per share (the “Shares”), from time to time through the Sales Agent, acting as sales agent and/or principal.

Pursuant to the Sales Agreement, the Shares may be offered and sold through a Sales Agent in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market, or by any other method permitted by law, including in negotiated transactions. Under the Sales Agreement, a Sales Agent will be entitled to compensation of up to 2.0% of the gross proceeds of the Shares it sells from time to time under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the applicable Sales Agent will use its commercially reasonable efforts to sell on the Company’s behalf any Shares to be offered by the Company under the Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreement, and the Company or any Sales Agent may at any time suspend solicitations and offers under the Sales Agreement.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-268549). The Company will file a prospectus supplement, dated March 3, 2023, to the prospectus, dated November 23, 2022, with the Securities and Exchange Commission in connection with the offer and sale of an aggregate offering amount of $250.0 million of Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

In connection with the filing of the Sales Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, its Maryland counsel.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description

1.1	At-the-Market Equity Offering Sales Agreement, dated March 3, 2023, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership, BofA Securities, Inc., Goldman Sachs & Co. LLC, Robert W. Baird & Co. Incorporated, KeyBanc Capital Markets Inc. and Fifth Third Securities, Inc.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation (Registrant)

March 3, 2023	By:	/s/ Gary Gerson
(Gary Gerson, Chief Financial Officer)